CECO ENVIRONMENTAL REPORTS THIRD QUARTER 2025 RESULTS

Continued Strong Orders and Revenue Growth Headline Multiple Performance Records

Reaffirms 2025 Full Year Outlook and Introduces 2026 Outlook

ADDISON, TEXAS (October 28, 2025) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO" or the "Company"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the third quarter of 2025.

Third Quarter Summary(1)

•
Orders of $232.9 million, up 44 percent
•
Backlog of $719.6 million, up 64 percent
•
Revenue of $197.6 million, up 46 percent
•
Gross profit margin of 32.7 percent; Gross profit of $64.6 million, up 43 percent
•
Net income of $1.5 million; non-GAAP net income of $9.3 million
•
GAAP EPS (diluted) of $0.04; non-GAAP EPS (diluted) of $0.26
•
Adjusted EBITDA of $23.2 million, up 62 percent
•
Free cash flow of $19.0 million, up 71 percent

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

Todd Gleason, CECO's Chief Executive Officer commented, “We delivered another quarter with outstanding growth and multiple financial records, highlighted by another new backlog record, which we achieved along with our highest ever quarterly revenues. Impressively, through three quarters of this year, we already produced more revenue than we did in the entire year 2024, which had previously been a record year. Over the past four quarters, we booked over $950 million in new orders – a testament to our well-positioned and highly diversified portfolio of leading environmental solutions for industrial air, industrial water and energy transition markets. We expect to maintain our consistent growth trajectory as our sales pipeline now exceeds $5.8 billion – which is balanced across our business segments and geographic profile.”

Third quarter operating income was $9.4 million, up $2.2 million when compared to $7.2 million in the third quarter of 2024. On an adjusted basis, non-GAAP operating income was $17.5 million, up $6.5 million or 59 percent when compared to $11.0 million in the third quarter of 2024. Net income was $1.5 million in the quarter, down $0.6 million compared to $2.1 million in the third quarter of 2024. Non-GAAP net income was $9.3 million, up $4.1 million when compared to $5.2 million in the third quarter of 2024. Adjusted EBITDA of $23.2 million, reflecting an adjusted EBITDA margin of 11.7 percent, was up 62 percent compared to $14.3 million in the third quarter of 2024. Free cash flow in the quarter was $19.0 million, up $7.9 million compared to $11.1 million in the third quarter of 2024.

2025 Full Year Guidance

The Company maintains its revenue outlook of $725 to $775 million, up approximately 35 percent at the midpoint and its expected range for adjusted EBITDA between $90 to $100 million, up approximately 50% at the midpoint, and a free cash flow outlook of greater than 60 percent conversion of adjusted EBITDA.

“We expect a strong finish to 2025, which we believe could include several significant large orders in the power-generation and natural gas infrastructure markets, as well as new international industrial water opportunities. Depending on the timing of these bookings, our fourth quarter could produce our largest ever booking level. Along with our sustainable commercial programs, we continue to produce meaningful benefits from our operational excellence initiatives that bolster the progress we are making with steady margin expansion. Additionally, I am very proud of our team’s ability to deliver these record-breaking results while continuing to transform our portfolio. Not only have we organically expanded into new markets and improved our IT and ERP infrastructure, but we also successfully divested our Global Pumps business in late Q1 while integrating the back-to-back-to-back acquisitions from late 2024 and early 2025 of EnviroCare International, WK Environmental and Profire Energy,” Gleason added.

2026 Full Year Outlook

The Company introduced its 2026 full year outlook with revenue between $850 and $950 million, up approximately 20 percent at the midpoint of the range, and adjusted EBITDA between $110 and $130 million, up approximately 30 percent at the midpoint of the range. The Company expects full year free cash flow of between 50% to 60% of adjusted EBITDA.

Mr. Gleason concluded, “We are pleased to introduce our full year 2026 outlook that projects continued strong growth in the top-line and bottom-line. Our record backlog and growing sales pipeline provide meaningful visibility to our revenue profile as well as tremendous market opportunities. This visibility, along with our operating model that blends strong commercial and operational excellence programs, along with programmatic M&A, gives us a lot of confidence in our outlook. We look forward to a strong finish to 2025 and further driving high-performance results for our customers and shareholders in 2026.”

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the third quarter 2025 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by visiting https://edge.media-server.com/mmc/p/ecrhj7k4.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by visiting https://edge.media-server.com/mmc/p/ecrhj7k4.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Addison, Texas. For more information, please visit www.cecoenviro.com.

CECO Environmental Investor Contact:

Marcio Pinto

Vice President - Financial Planning and Investor Relations
888-990-6670

investor.relations@onececo.com

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands, except per share data)	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$32,787	$37,832
Restricted cash	86	369
Accounts receivable, net of allowances of $8,496 and $8,863	159,615	159,572
Costs and estimated earnings in excess of billings on uncompleted contracts	109,826	69,889
Inventories	57,712	42,624
Prepaid expenses and other current assets	29,110	16,859
Prepaid income taxes	6,344	3,826
Total current assets	395,480	330,971
Property, plant and equipment, net	48,037	33,810
Right-of-use assets from operating leases	27,679	25,102
Goodwill	292,262	269,747
Intangible assets – finite life, net	100,986	74,050
Intangible assets – indefinite life	9,715	9,466
Deferred income taxes	1,162	966
Deferred charges and other assets	16,563	15,587
Total assets	$891,884	$759,699
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$1,928	$1,650
Accounts payable	127,576	109,671
Accrued expenses	60,632	47,528
Billings in excess of costs and estimated earnings on uncompleted contracts	107,361	81,501
Notes payable	—	1,700
Income taxes payable	793	2,612
Total current liabilities	298,290	244,662
Other liabilities	3,194	14,362
Debt, less current portion	218,980	217,230
Deferred income tax liability, net	34,571	11,322
Operating lease liabilities	23,282	20,230
Total liabilities	578,317	507,806
Commitments and contingencies (See Note 14)
Shareholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 35,641,031 and 34,978,009 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	355	349
Capital in excess of par value	265,786	255,211
Retained earnings	53,563	6,570
Accumulated other comprehensive loss	(10,498)	(14,441)
Total CECO shareholders' equity	309,206	247,689
Noncontrolling interest	4,361	4,204
Total shareholders' equity	313,567	251,893
Total liabilities and shareholders' equity	$891,884	$759,699

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Net sales	$197,599	$135,513	$559,687	$399,367
Cost of sales	133,020	90,247	365,838	259,921
Gross profit	64,579	45,266	193,849	139,446
Selling and administrative expenses	47,034	34,262	149,393	105,636
Amortization expenses	6,144	2,164	12,177	6,478
Acquisition and integration expenses	252	1,210	8,427	1,876
Loss (gain) on sale of Global Pump Solutions business	801	—	(63,701)	—
Other operating expense (income), net	948	443	(1,778)	1,327
Income from operations	9,400	7,187	89,331	24,129
Other expense, net	2,056	398	1,196	2,589
Interest expense	5,054	2,648	16,169	9,315
Income before income taxes	2,290	4,141	71,966	12,225
Income tax expense	483	1,602	23,610	2,664
Net income	1,807	2,539	48,356	9,561
Noncontrolling interest	308	453	1,363	1,482
Net income attributable to CECO Environmental Corp.	$1,499	$2,086	$46,993	$8,079
Earnings per share:
Basic	$0.04	$0.06	$1.33	$0.23
Diluted	$0.04	$0.06	$1.29	$0.22
Weighted average number of common shares outstanding:
Basic	35,359,969	34,966,625	35,225,740	34,910,165
Diluted	36,396,693	36,488,788	36,549,130	36,322,690

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine months ended September 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$48,356	$9,561
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	18,726	10,536
Unrealized foreign currency (gain) loss	(2,219)	201
Gain on sale of Global Pump Solutions business	(63,701)	—
Fair value adjustment to earnout liabilities	(7,403)	400
Loss on sale of property and equipment	46	135
Debt discount amortization	631	357
Share-based compensation expense	9,507	5,790
Provision for credit loss	209	404
Inventory reserve expense	(132)	850
Deferred income tax expense	6,322	77
Changes in operating assets and liabilities, net of acquisitions and divestiture:
Accounts receivable	5,822	9,653
Costs and estimated earnings in excess of billings on uncompleted contracts	(38,605)	(1,498)
Inventories	(6,477)	(4,305)
Prepaid expense and other current assets	(15,302)	(18,059)
Deferred charges and other assets	(5,597)	(2,755)
Accounts payable	15,834	15,387
Accrued expenses	15,970	(550)
Billings in excess of costs and estimated earnings on uncompleted contracts	21,193	7,286
Income taxes payable	(4,142)	(1,140)
Other liabilities	(3,139)	(9,330)
Net cash (used in) provided by operating activities	(4,100)	23,000
Cash flows from investing activities:
Acquisitions of property and equipment	(8,673)	(11,237)
Net cash proceeds for sale of Global Pump Solutions business	107,808	—
Net cash paid for acquisitions, net of cash acquired	(97,615)	(14,954)
Net cash provided by (used in) investing activities	1,520	(26,191)
Cash flows from financing activities:
Borrowings on revolving credit lines	185,800	58,400
Repayments on revolving credit lines	(183,700)	(54,800)
Repayments of long-term debt	(1,230)	(7,843)
Payments on finance leases and financing liability	(643)	(692)
Deferred consideration paid for acquisitions	(2,787)	(2,050)
Earnout payments	—	(1,672)
Equity awards surrendered by employees for tax liability, net of proceeds from employee stock purchase plan and exercise of stock options	930	846
Noncontrolling interest distributions	(1,204)	(1,707)
Common stock repurchased	—	(5,000)
Net cash used in financing activities	(2,834)	(14,518)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	86	1,187
Net decrease in cash, cash equivalents and restricted cash	(5,328)	(16,522)
Cash, cash equivalents and restricted cash at beginning of period	38,201	55,448
Cash, cash equivalents and restricted cash at end of period	$32,873	$38,926
Cash paid during the period for:
Interest	$15,861	$9,714
Income taxes	$22,424	$6,779

CECO ENVIRONMENTAL CORP.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended September 30,		Nine months ended September 30,
(in millions, except ratios)	2025	2024	2025	2024
Operating income as reported in accordance with GAAP	$9.4	$7.2	$89.3	$24.1
Operating margin in accordance with GAAP	4.8%	5.3%	16.0%	6.0%
Amortization expenses	6.1	2.5	12.2	6.5
Acquisition and integration expenses	0.3	1.2	8.4	1.9
Loss (gain) on sale of Global Pump Solutions business	0.8	—	(63.7)	—
Other operating expense (income), net	0.9	0.1	(1.7)	1.3
Non-GAAP operating income	$17.5	$11.0	$44.5	$33.8
Non-GAAP operating margin	8.9%	8.1%	8.0%	8.5%

Other operating expense (income), net is comprised of other non-recurring expenses, including fair value adjustment of earn-out liabilities from the acquisitions of WK Group, restructuring expenses primarily relating to severance, facility exits, and associated legal expenses, asbestos litigation expenses relating to future settlement payments, and third party professional consulting fees associated with Enterprise Resource Planning system implementations.

	Three months ended September 30,		Nine months ended September 30,
(in millions, except share data)	2025	2024	2025	2024
Net income as reported in accordance with GAAP	$1.5	$2.1	$47.0	$8.1
Amortization expenses	6.1	2.6	12.2	7.1
Acquisition and integration expenses	0.3	1.2	8.4	1.9
Gain on sale of Global Pump Solutions business	0.8	—	(63.7)	0.5
Other operating (income) expense, net	0.9	—	(1.8)	0.2
Foreign currency remeasurement	2.0	0.3	1.2	1.8
Tax (benefit) expense of adjustments	(2.3)	(1.0)	18.3	(2.8)
Non-GAAP net income	$9.3	$5.2	$21.6	$16.8
Depreciation	2.3	1.4	6.5	4.0
Non-cash stock compensation	3.3	1.9	9.5	5.8
Other (income) expense, net	0.1	0.1	—	0.8
Interest expense	5.1	2.6	16.2	9.3
Income tax expense	2.8	2.6	5.3	5.6
Noncontrolling interest	0.3	0.5	1.4	1.5
Adjusted EBITDA	$23.2	$14.3	$60.5	$43.8

Earnings per share:
Basic	$0.04	$0.06	$1.33	$0.23
Diluted	$0.04	$0.06	$1.29	$0.22

Non-GAAP net income per share:
Basic	$0.26	$0.15	$0.61	$0.48
Diluted	$0.26	$0.14	$0.59	$0.46

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$15.3	$15.1	$(4.1)	$23.0
Acquisitions of property and equipment	(4.2)	(4.0)	(8.7)	(11.2)
Tax payments for the sale of the Global Pump Solutions business	7.9	—	13.7	—
Free cash flow	$19.0	$11.1	$0.9	$11.8

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses, acquisition and integration expenses which include legal, accounting, and other expenses, gain on the sale of the Global Pump Solutions business, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses, acquisition and integration expenses which include legal, accounting, and other expenses, gain on the sale of the Global Pump Solutions business, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should,” "could" and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the effect of the divestiture of our Global Pump Solutions business on business relationships, operating results, and business generally, disruption of current plans and operations and potential difficulties in employee retention as a result of the transaction, diversion of management’s attention from ongoing business operations in connection with the integration of recent acquisitions, the amount of the costs, fees, expenses and other charges related to the transaction, the achievement of the anticipated benefits of transactions, our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including the sensitivity of our business to economic and financial market conditions generally and economic conditions in CECO’s service areas; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges or other customer considerations; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations, including with respect to tax policy; our ability to repurchase shares of our common stock and the amounts and timing of repurchases; our ability to successfully realize the expected benefits of our restructuring program; economic and political conditions generally; our ability to optimize our business portfolio by identifying acquisition targets, executing upon any strategic acquisitions or divestitures, integrating acquired businesses and realizing the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.